Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To prospectus dated July 7, 2020)	Registration No. 333-239731

MMTec, Inc.

4,300,000 common shares

We are offering an aggregate of 4,300,000 of our common shares pursuant to a Securities Purchase Agreement, dated February 22, 2021, between us and the institutional investors identified therein (who we refer to herein as the Investors) pursuant to this prospectus supplement and the accompanying prospectus. The per share offering price of the shares is $3.70.

As of February 17, 2021, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $48.27 million, based on 20,820,000 outstanding common shares, of which 9,732,000 were held by non-affiliates, and a per share price of $4.96 based on the closing price of our common shares on February 17, 2021.

Our common shares are traded on the Nasdaq Capital Market under the symbol “MTC.” On February 17, 2021, the last reported sale price of our common shares as reported on the Nasdaq Capital Market was $4.96 per share.

The net proceeds of approximately $14.59 million, after deducting certain fees and expenses associated with the transaction, are to be used for working capital and general corporate purposes. Other than the foregoing, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement.

A.G.P./Alliance Global Partners acted as placement agent on this transaction. The placement agent is not purchasing or selling any securities nor is it required to arrange for the sale of any specific number or dollar amount of securities, but has agreed to use its best efforts to arrange for the sale of other securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below.

	Per share	Total (2)

Public Offering Price	$3.70	$15,910,000
Placement agent commissions (1)	$0.259	$1,113,700
Proceeds to us, before expenses	$3.44	$14,796,300

(1)	We have agreed to pay the placement agent a commission equal to 7% of the gross proceeds sold in the offering. In addition, we have agreed to pay the placement agent’s expenses of not to exceed 1% of the gross proceeds of the offering. See section entitled “Plan of Distribution” on page S-7 for more information.

(2)	Assumes the sale of the maximum amount of securities being offered.

Investing in our common shares involves a high degree of risk. Before buying any common shares, you should carefully consider the risks that we have described in “Supplemental Risk Factors” beginning on page S-3 of this prospectus supplement, as well as those described in our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We estimate that the total expenses of this offering, not including the placement agent commissions and expenses, payable by us will be about $50,000.

This offering is being completed on a “best efforts” basis and the placement agent has no obligation to buy any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of our securities.

We expect to deliver the common shares offered pursuant to this prospectus supplement and the accompanying prospectus against payment on or about February 24, 2021, subject to customary closing conditions.

The date of this prospectus supplement is February 21, 2021

A.G.P.

Prospectus

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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About This Prospectus Supplement

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference” and the sections of the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

A registration statement on Form F-3 (File No. 333-239731) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission, or the SEC, and declared effective on July 21, 2020. Under this shelf registration process, of which this offering is a part, we may, from time to time, sell up to an aggregate of $25 million of our securities. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will control. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: MMtec, Inc., c/o Gujia (Beijing) Technology Co., Ltd., AF, 16/F, Block B, Jiacheng Plaza, 18 Xiaguangli, Chaoyang District, Beijing, 100027, People’s Republic of China, Tel: +86 10 5617 2312.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes. The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or of any sale of the shares. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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Prospectus Supplement Summary

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, starting on page S-3 of this prospectus supplement and page 5 of the accompanying prospectus and under “Risk Factors” in our most recent Annual Report on Form 20-F, as well as the financial statements and the other information incorporated by reference herein, before making an investment decision.

Our Company

MMTEC, INC. (“MMTEC”) was founded on January 4, 2018 under the laws of the British Virgin Islands (“BVI”). Our main operations are conducted through and by the People’s Republic of China based operating entity, Gujia (Beijing) Technology Co., Ltd., based in Beijing, China. We have developed and deployed a series of platforms which comprise a business chain that enables PRC-based hedge funds, mutual funds, registered investment advisors, proprietary trading groups, and brokerage firms to engage in securities market transactions and settlements globally. We acquired all outstanding securities of MMBD Investment Advisory Company Limited on March 23, 2020. MMBD Advisory was formed in January 2018 in the U.S. and is registered as an investment advisor firm under the laws of the State of New York on May 7, 2018.

We conduct our business through and based on distinct yet integrated business systems designed to provide support for our (i) Securities Dealers Trading System (securities registration and clearing, account management, risk management, quick trading and execution, and third party access middleware), (ii) Private Fund Investment Management System (multi-account management, fund valuation, risk management, quantitative trading access, liquidation and requisition management) and (iii) Mobile Transaction Individual Client System and PC Client System (Apple IOS, Android, PC, Web). We assist PRC-based financial institutions taking part in the overseas securities trading markets by providing them comprehensive Internet-based securities solutions. These PRC financial institutions, along with Hong Kong broker-dealer customers, may “white label” our trading interface (i.e., put their logos on it, make our trading interface available to their customers without referencing our name, as if it was developed by them in-house), or they can select from among our modular functionalities, such as order routing, trade reporting or clearing on specific products or exchanges where they may not have up-to-date technology to offer their customers a comprehensive range of services and products. We also help PRC-based hedge funds, mutual funds, proprietary trading groups to speed up their integration into the overseas market and offer them additional services, such as fund establishment, issuance, custody, transaction and settlement. We also provide a series of IR solutions service for China Concepts Stock companies, help maintain the relationship between listed companies and the company’s equity, debt investors or potential investors. We provide our clients across all industries, sectors, and regions with strategic actionable intelligence and visibility into the capital markets for the long term.

Corporate Information

Our principal executive office is located at the c/o Gujia (Beijing) Technology Co., Ltd., AF, 16/F, Block B, Jiacheng Plaza, 18 Xiaguangli, Chaoyang District, Beijing, 100027, People’s Republic of China; Tel: +86 10 5617 2312. Our website is http://www.51mm.com. The information on our website is not part of this prospectus.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement or the accompanying prospectus.

The Offering

Common shares offered by us	4,300,000 common shares at $3.70 per share.

Common shares outstanding immediately prior to this offering	20,820,000 common shares.

Common shares to be outstanding immediately after this offering	25,120,000 common shares, assuming the offering is completed.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate and working capital purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Market for the Shares	Our shares are traded on the NASDAQ Capital Market under the symbol “MTC.”

Risk factors	See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 5 of the accompanying prospectus and in the documents incorporated by reference herein (including “Risk Factors” in our most recent Annual Report on Form 20-F) and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in our securities.

Unless otherwise stated, all information in this prospectus supplement is based on 20,820,000 common shares outstanding as of February 20, 2021.

Risk Factors

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 20-F and subsequent filings. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate and substantial dilution in the net tangible book value per share of the common shares you purchase.

Since the price per our common share being offered is substantially higher than the net tangible book value per common share, you will suffer immediate and substantial dilution in the net tangible book value of the common shares you purchase in this offering. As of June 30, 2020, our net tangible book value was approximately $3.72 million, or $0.18 per common share. As discussed in greater detail in the “Dilution” section of this prospectus supplement, based on an offering price of $3.70 per common share and our pro forma net tangible book value as of June 30, 2020, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $2.96 per common share with respect to the net tangible book value of our common shares.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per common share in this offering. We may sell common shares or other securities in any other offering at a price per common share that is less than the price per common share paid by investors in this offering, and investors purchasing common shares or other securities in the future could have rights superior to existing stockholders. The price per common share at which we sell additional common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per common share paid by investors in this offering.

Sales of a significant number of our common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares.

Sales of a substantial number of common shares in the public markets could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares would have on the market price of our securities.

The market price of our common shares is volatile, and you could lose all or part of your investment.

There many internal and external factors may cause the market price and demand for our common shares to fluctuate substantially, which may limit or prevent our stockholders from readily selling their common shares and may otherwise negatively affect the liquidity of our common shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit regardless of the merits of the case or the eventual outcome. Such a lawsuit also would divert the time and attention of our management from running our company.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of common shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

We are selling the securities offered in this prospectus on a “best efforts” basis and may not be able to sell any of the securities offered herein.

We have engaged A.G.P./Alliance Global Partners to act as a placement agent in connection with this offering. While A.G.P./Alliance Global Partners will use its reasonable best efforts to arrange for the sale of the securities, it is under no obligation to purchase any of the securities. As a result, there are no firm commitments to purchase any of the securities in this offering. Consequently, there is no guarantee that we will be capable of selling all, or any, of the securities being offered hereby.

We could be delisted from Nasdaq, which could seriously harm the liquidity of our stock and our ability to raise capital.

Our common shares are currently listed on the Nasdaq Capital Market, which has qualitative and quantitative listing criteria. However, we cannot assure you that our common shares will continue to be listed on Nasdaq in the future. In order to continue our listing on Nasdaq, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity and a minimum number of holders of our common shares.

If we cease to be eligible to trade on the Nasdaq Capital Market:

●	We may have to pursue trading on a less recognized or accepted market, such as the OTC Bulletin Board or the “pink sheets.”

●	The trading price of our common shares could suffer, including an increased spread between the “bid” and “asked” prices quoted by market makers.

●	Our common shares could be less liquid and marketable, thereby reducing the ability of stockholders to purchase or sell our common shares as quickly and as inexpensively as they have done historically. If our stock is traded as a “penny stock,” transactions in our stock would be more difficult and cumbersome.

●	We may be unable to access capital on favorable terms or at all, as companies trading on alternative markets may be viewed as less attractive investments with higher associated risks, such that existing or prospective institutional investors may be less interested in, or prohibited from, investing in our common shares. This may also cause the market price of our common shares.

Cautionary Note Regarding Forward-Looking Statements

Some of the information in this prospectus, any prospectus supplement, and the documents we incorporate by reference contains forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, or the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, any prospectus supplement, and the documents we incorporate by reference may also contain forward-looking statements attributed to third parties relating to their estimates regarding the growth of our markets. All forward-looking statements address matters that involve risks and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly under “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $14.59 million, after deducting placement agent commission and expenses, and estimated offering expenses. However, as this is a “best efforts” offering, there is no assurance that we will complete this offering. We intend to use the net proceeds from the sale of the common shares offered hereby for general corporate and working capital purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Our management will have broad discretion in the application of these proceeds.

Dilution

Purchasers of the common shares in this offering will suffer an immediate and substantial dilution in net tangible book value per common share. Net tangible book value per common share is total tangible assets, reduced by total liabilities, divided by the total number of our outstanding common shares. Our net tangible book value as of June 30, 2020 was approximately $3.72 million, or approximately $0.18 per outstanding common share.

After giving effect to the issuance and sale of the common shares in this offering at the public offering price of $3.70 per common share, and after deducting estimated placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $14.80 million, or $0.74 per common share. This represents an immediate increase in net tangible book value of $0.56 per common share to our existing stockholders and an immediate dilution of approximately $2.96 per common share to new investors participating in this offering, as illustrated by the following table:

Public offering price per common share	$3.70
Net tangible book value per common share as of June 30, 2020	$3,720,372
Increase in net tangible book value per common share after this offering	$14,796,300
As adjusted net tangible book value per common share as of June 30, 2020, after this offering	$0.74
Dilution in as adjusted net tangible book value per common share to new investors	$2.96

The above discussion is based on 20,820,000 common shares outstanding as of February 20, 2021.

Description of Securities We are Offering

Each investor which purchases securities offered hereby will receive common shares. For a description of the common shares being offered hereby, please see “Description of Securities” in the accompanying prospectus.

Securities Purchase Agreement

We will enter into a securities purchase agreement directly with institutional investors in this offering. In the securities purchase agreement, we will make certain representations and warranties with respect to our business and operations, which only the institutional investors that are party to the securities purchase agreement will be permitted to rely upon.

This is a brief summary of the material provisions of the securities purchase agreement and does not purport to be a complete statement of its terms and conditions. A copy of the securities purchase agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-9 of this prospectus supplement.

Plan of Distribution

We have entered into an engagement agreement, dated February 21, 2021, with A.G.P./Alliance Global Partners pursuant to which A.G.P./Alliance Global Partners agreed to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any other securities offered by this prospectus supplement and the accompanying prospectus, nor is the placement agent required to arrange for the purchase or sale of any other specific number or dollar amount of securities, but has agreed to use its best efforts to arrange for the sale of all other securities being offered in this offering. We will enter into a securities purchase agreement directly with investors in connection with this offering.

We currently anticipate that the closing of this offering will take place on or about February 24, 2021. On the closing date, the following will occur:

●	we will receive funds in the amount of the aggregate purchase price of the shares of common shares sold;

●	we will irrevocably instruct the transfer agent to deliver the shares of common shares to the investors; and

●	the placement agent will receive the placement agent fees in accordance with the terms of the placement agency agreement.

Upon receipt of investors’ funds for the offering pursuant to this prospectus supplement, we will deliver the shares of common stock to the investors. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about February 11, 2021, subject to customary closing conditions.

Commissions and Offering Expenses

The placement agent proposes to offer the securities at the offering price shown on the cover of this prospectus supplement.

As consideration for the services of the Placement Agent, the Placement Agent will receive a cash commission equal to 7% of the gross proceeds from the sale of our securities in this offering. The following table shows the public offering price, Placement Agent commissions and proceeds, before expenses, to us.

	Per Share	Total
Public offering price	$3.70	$15,910,000
Placement Agent commissions to be paid by us	$0.259	$1,113,700
Proceeds, before expenses, to us	$3.441	$14,796,300

We have agreed to pay the placement agent an aggregate fee equal to 7% of the gross proceeds from the sale of the common shares in this offering. We have also agreed to reimburse the placement agent 1% of the gross proceeds of this offering for non-accountable expenses.

The estimated offering expenses payable by us, excluding the aggregate fees and expenses of approximately $1.27 million due to the placement agent, are approximately $50,000.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the engagement agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Lock-Up

We have agreed with the placement agent that, from the date of the securities purchase agreement until 90 days after the closing date, we shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any common shares or common shares equivalents or file any registration statement thereto.

Principal Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “MTC”.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities relating to or arising out of the placement agent’s activities under the engagement agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The engagement agreement and the securities purchase agreement will be included as exhibits to our Current Report on Form 6-K that we will file with the SEC in connection with the consummation of this offering.

Legal Matters

We are being represented by Schiff Hardin LLP, Washington, DC with respect to legal matters of United States federal securities. The validity of the shares offered in this offering and legal matters as to British Virgin Islands law will be passed upon for us by Ogier. Certain legal matters in connection with this offering will be passed upon for the placement agent by Hunter Taubman Fischer & Li LLC, New York, New York.

Experts

The financial statements incorporated by reference in this prospectus have been audited by MaloneBailey, LLP our independent registered public accounting firm, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019;

●	the description of our shares set forth in our registration statement on Form F-1 (File No. 333-227934) filed with the SEC on October 22, 2018 and declared effective on December 26, 2018, and our Form 8-A filed with the SEC on December 18, 2018, including any amendment or report filed for the purpose of updating that description; and

●	our Report of Foreign Private Issuer on Form 6-K filed with the SEC on January 14, February 18, April 20, June 2 and 19, July 30, and August 17, and October 16, 2020, respectively.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive office, AF, 16/F, Block B, Jiacheng Plaza, 18 Xiaguangli, Chaoyang District, Beijing, 100027, People’s Republic of China.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F which are required to be filed within four months following our fiscal year end. Our fiscal year end is December 31 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in the British Virgin Islands, filed with and made public by any stock exchange or automated quotation system or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The registration statement and the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov.

4,300,000 Common Shares

Prospectus Supplement

MMTec, Inc.

A.G.P.

February 21, 2021

PROSPECTUS

 MMTEC, Inc.

$25,000,000

Common Shares

Warrants

Debt Securities

Units

We may offer and sell from time to time up to an aggregate of $25,000,000 of common shares (issued separately or upon exercise of warrants), warrants, debt securities, and units of the Company’s securities. The specific terms of any securities offered will be described in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you purchase our securities. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution. If underwriters, dealers and agents are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.

Our outstanding shares are listed for trading on the NASDAQ Stock Market, or NASDAQ, under the symbol “MTC”. On June 30, 2020, the closing price of our shares on the NASDAQ Stock Market was $1.35 per share. There is currently no established trading market through which the securities, other than the shares, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation.

So long as the aggregate market value worldwide of our outstanding common equity held by non-affiliates, or public float, is less than $75 million, the aggregate market value of securities sold by us under this prospectus during the period of 12 calendar months immediately preceding the date of sale may be no more than one-third of our public float. Our public float, as calculated in accordance with General Instruction I.B.5 of Form F-3, was approximately $11.33 million as of June 30, 2020. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves risks. Prior to purchasing our securities, you should carefully consider the risk factors that will be described in any applicable prospectus supplement and the risk factors described in our filings with the Securities and Exchange Commission, or the SEC, as explained under the heading “Risk Factors” on page 5 of this prospectus.

Neither the SEC, nor any securities commission of any state of the United States or any Canadian securities regulator has approved or disapproved the securities offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is        , 2020

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of US$25,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities under this process, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Before investing in our securities, please carefully read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus, as listed under “Documents Incorporated by Reference,” and the additional information described below under “Where You Can Find More Information.”

We may sell securities to or through underwriters or dealers, and we may also sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers, or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers, and the compensation, if any, of such underwriters, dealers, or agents will be described in a prospectus supplement.

Owning securities may subject you to tax consequences in the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and the documents incorporated by reference into this prospectus contain company names, product names, trade names, trademarks and service marks of MTC and other organizations, all of which are the property of their respective owners. We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

In this prospectus, unless the context otherwise requires, references to “MTC,” the “company,” “we,” “us” or “our” refer to MMTEC, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus forms a part. This prospectus does not contain all the information set out in the registration statement. For further information about us and the securities, please refer to the registration statement, including the exhibits to the registration statement. The exhibits to the registration statement provide more details of the matters discussed in this prospectus.

We are subject to the informational requirements of the Securities Exchange Act of 1934, or the Exchange Act, and we file reports and other information with the SEC. You may read and copy any of our reports and other information at, and obtain copies upon payment of prescribed fees from, the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site that contains reports and other information regarding registrants that file electronically with the SEC at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We are also subject to the full informational requirements of the securities commissions in all provinces of Canada, and you are also invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian provincial securities commissions. These filings are also electronically available from the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com, the Canadian equivalent of the SEC’s electronic document gathering and retrieval system.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019;

●	the description of our shares set forth in our registration statement on Form F-1 (File No. 333-227934) filed with the SEC on October 22, 2018 and declared effective on December 26, 2018, and our Form 8-A filed with the SEC on December 18, 2018, including any amendment or report filed for the purpose of updating that description; and

●	our Report of Foreign Private Issuer on Form 6-K filed with the SEC on January 14, February 18, April 20, June 2 and 19, 2020, respectively.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive office, AF, 16/F, Block B, Jiacheng Plaza, 18 Xiaguangli, Chaoyang District, Beijing, 100027, People’s Republic of China.

SUMMARY

This summary does not contain all of the information about our company that may be important to you and your investment decision. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” as well as the risk factors described in the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.

Our Company

MMTEC, INC. (“MMTEC”) was founded on January 4, 2018 under the laws of the British Virgin Islands (“BVI”). Our main operations are conducted through and by the People’s Republic of China based operating entity, Gujia (Beijing) Technology Co., Ltd., based in Beijing, China. On April 20, 2018, we incorporated MM Fund Services Limited for the purpose of providing administration services to the private equity funds industry. On May 28, 2018 and August 8, 2018, we incorporated MM Capital Management Limited and MM Fund SPC, respectively, for the purpose of providing assets management and investment services to clients. On March 19, 2018, MMTEC acquired a wholly owned subsidiary, MM Future Technology Limited. MM Future was incorporated in Hong Kong on October 31, 2017 for the purpose of being a holding company for the equity interest in Gujia. In addition, in 2019, we acquired all of the outstanding securities of MMBD Trading Limited 2019. MMBD Trading acquired a wholly owned subsidiary, MM Global Securities, INC. on August 16, 2017. MM Global located in New York, NY. MM Global changed its corporate name from “MM IGlobal, INC” to “MM Global Securities, Inc.” effective as of February 25, 2019. On March 15, 2019, we incorporated MM Global Capital Limited, a new wholly subsidiary of the Company organized under the BVI laws. On July 9, 2019, we acquired 49% of a Newly-Formed Entity called Xchain Fintech PTE.LTD., a Singapore company, for the purpose of providing technical support for the construction and development of a new solutions for the existing problems of the traditional financial industry, the difficulty experienced by investors in investing and allocating investment assets globally, and the protection of funds and investments by using advanced technologies, such as artificial intelligence, big data analysis and blockchain. We have developed and deployed a series of platforms which comprise a business chain that enables PRC-based hedge funds, mutual funds, registered investment advisors, proprietary trading groups, and brokerage firms to engage in securities market transactions and settlements globally. We acquired all outstanding securities of MMBD Investment Advisory Company Limited on March 23, 2020. MMBD Advisory was formed in January 2018 in the U.S. and is registered as an investment advisor firm under the laws of the State of New York on May 7, 2018.

We conduct our business through and based on distinct yet integrated business systems designed to provide support for our (i) Securities Dealers Trading System (securities registration and clearing, account management, risk management, quick trading and execution, and third party access middleware), (ii) Private Fund Investment Management System (multi-account management, fund valuation, risk management, quantitative trading access, liquidation and requisition management) and (iii) Mobile Transaction Individual Client System and PC Client System (Apple IOS, Android, PC, Web). We assist PRC-based financial institutions taking part in the overseas securities trading markets by providing them comprehensive Internet-based securities solutions. These PRC financial institutions, along with Hong Kong broker-dealer customers, may “white label” our trading interface (i.e., put their logos on it, make our trading interface available to their customers without referencing our name, as if it was developed by them in-house), or they can select from among our modular functionalities, such as order routing, trade reporting or clearing on specific products or exchanges where they may not have up-to-date technology to offer their customers a comprehensive range of services and products. We also help PRC-based hedge funds, mutual funds, proprietary trading groups to speed up their integration into the overseas market and offer them additional services, such as fund establishment, issuance, custody, transaction and settlement. We also provide a series of IR solutions service for China Concepts Stock companies, help maintain the relationship between listed companies and the company’s equity, debt investors or potential investors. We provide our clients across all industries, sectors, and regions with strategic actionable intelligence and visibility into the capital markets for the long term.

Corporate Information

Our principal executive office is located at the c/o Gujia (Beijing) Technology Co., Ltd., AF, 16/F, Block B, Jiacheng Plaza, 18 Xiaguangli, Chaoyang District, Beijing, 100027, People’s Republic of China; Tel: +86 10 5617 2312. Our website is http://www.51mm.com. The information on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk and should be considered speculative. An investment in our securities should only be undertaken by those persons who can afford the total loss of their investment. You should carefully consider the risks and uncertainties described under “Item 3D. Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 which section is incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable prospectus supplement, before purchasing any of our securities. Additional risks and uncertainties not presently known to us or that we believe to be immaterial may also adversely affect our business. If any of these risks actually occur, our business, financial condition, prospects, results of operations or cash flow could be materially and adversely affected and you could lose all or a part of the value of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains information that may be forward-looking statements within the meaning of applicable securities laws. All statements other than statements of historical fact are “forward-looking statements” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based on the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

EXCHANGE RATE INFORMATION

Our business is conducted in China, and the financial records of Gujia are maintained in RMB, its functional currency. However, we use the U.S. dollar as our reporting currency; therefore, periodic reports made to shareholders will include current period amounts translated into U.S. dollars using the then-current exchange rates. Our financial statements have been translated into U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830-10, “Foreign Currency Matters.” We have translated our asset and liability accounts using the exchange rate in effect at the balance sheet date. We translated our statements of operations using the average exchange rate for the period. We reported the resulting translation adjustments under other comprehensive (loss) income. The consolidated balance sheet amounts, with the exception of equity at December 31, 2019, 2018 and 2017 were translated at RMB 6.9762, RMB 6.8632 and RMB 6.5342 to $1.00, respectively. The equity accounts were stated at their historical rate. The average translation rates applied to consolidated statements of operations and cash flows for the years ended December 31, 2019, 2018 and 2017 were RMB 6.8985, RMB 6.6174 and RMB 6.7518 to $1.00, respectively.

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The Chinese government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated.

	Spot Exchange Rate
	Period Ended	Average (1)	Low	High
Period	(RMB per US$1.00)
2016	6.9370	6.6423	6.4565	6.9508
2017	6.5342	6.7518	6.4997	6.9526
2018	6.8632	6.6174	6.2764	6.9431
2019	6.9762	6.8985	6.6850	7.0884
January	6.8876	6.9172	6.8606	6.9718
February	7.0066	6.9923	6.9249	7.0246
March	7.0851	7.0119	6.9260	7.0999
April	7.0571	7.0686	7.0300	7.1104
May	7.1316	7.0986	7.0690	7.1316
June	7.0795	7.0867	7.0555	7.1315

(1)	Annual and monthly (where applicable) averages were calculated by using the average of the midpoint exchange rate of each day during the relevant period.

Source: http://www.safe.gov.cn/safe/rmbhlzjj/index.html.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds that we receive from the sale of the securities offered by this prospectus will be used by us for working capital and general corporate purposes. We have not allocated any portion of the net proceeds for any particular use as of the date of this prospectus. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

PRICE RANGE OF COMMON SHARES AND TRADING MARKETS

The following table sets forth, for the months indicated and through June 29, 2020, the monthly high and low sale prices for our shares, as reported on NASDAQ Stock Market. The closing price for the Company’s securities on June 29, 2020 was $1.4 per share.

	Price Per Share of Common Shares:
Monthly highs and lows	High	Low

January 2020	$2.95	$1.86
February 2020	$2.08	$1.34
March 2020	$1.60	$0.64
April 2020	$1.48	$0.82
May 2020	$2.37	$0.92
June 2020 (through June 29, 2020)	$7.70	$1.21

DESCRIPTION OF COMMON SHARES

Overview

We were incorporated as a BVI business company under the BVI Business Companies Act, 2004 as amended, in the BVI on January 4, 2018 under the name “MMTEC, INC.” We are authorized to issue a maximum of 500,000,000 common shares, of US$0.001 par value each.

General

All of our issued common shares are fully paid and non-assessable. Certificates evidencing the common shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their common shares.

As of the date hereof, there are 56,070,000 shares of common stock issued and 20,070,000 shares of common stock outstanding.

The holders of our common shares are entitled to such dividends as may be declared by our Board of Directors subject to the BVI Act.

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each common share that such shareholder holds.

There are no pre-emptive rights applicable to the issue by us of new common shares under either BVI law or our Memorandum and Articles of Association.

Subject to the restrictions in our Memorandum and Articles of Association, the lock-up agreements with our underwriters described in “Common Shares Eligible for Future Sale—Lock-Up Agreements” and applicable securities laws, any of our shareholders may transfer all or any of his or her common shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our Board of Directors may resolve by resolution to refuse or delay the registration of the transfer of any common share. If our Board of Directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of a common share unless: (a) the person transferring the common shares has failed to pay any amount due in respect of any of those common shares; or (b) such refusal or delay is deemed necessary or advisable in our view or that of our legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable, corporate, securities and other laws and regulations.

As permitted by BVI law and our Memorandum and Articles of Association, the company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders.

Our Board of Directors may, on the terms established at the time of the issuance of such common shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their common shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The common shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued common shares have been fully paid in accordance with the terms of its issuance and subscription, the Board of Directors shall not have the right to make calls on such fully paid common shares and such fully paid common shares shall not be subject to forfeiture.

Subject to the provisions of the BVI Act, we may issue common shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

We may from time to time by a resolution of shareholders or resolution of our Board of Directors:

●	amend our Memorandum of Association to increase or decrease the maximum number of common shares we are authorized to issue,

●	subject to our Memorandum of Association, subdivide our authorized and issued common shares into a larger number of common shares then our existing number of common shares, and

●	subject to our Memorandum of Association, consolidate our authorized and issued shares into a smaller number of common shares.

Our Memorandum and Articles of Association authorizes our Board of Directors to issue additional common shares from authorized but unissued common shares, to the extent available, from time to time as our Board of Directors shall determine.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. However, under BVI law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Vstock Transfer is our company’s stock transfer agent. Vstock’s contact information is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, tel. (212) 828-8436.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares. Warrants may be offered separately or together with other securities offered by this prospectus, as the case may be. Unless the applicable prospectus supplement otherwise indicates, each series of warrants will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants.

The following sets forth certain general terms and provisions of the warrants offered under this prospectus. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

The particular terms of each issue of warrants will be described in the related prospectus supplement. This description will include some or all of the following:

●	the designation and aggregate number of warrants;

●	the price at which the warrants will be offered;

●	the currency or currencies in which the warrants will be offered;

●	the designation and terms of our common shares purchasable upon exercise of the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	the number of common shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which our common shares may be purchased upon exercise of each warrant;

●	the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

●	the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

●	if applicable, whether the warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

●	material United States and Canadian tax consequences of owning the warrants; and

●	any other material terms or conditions of the warrants.

Each warrant will entitle the holder to purchase common shares, as specified in the applicable prospectus supplement at the exercise price that we describe therein. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

DESCRIPTION OF DEBT SECURITIES

This description is a summary of the material provisions of the debt securities and the related indenture. We urge you to read the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part because the indenture, and not this description, governs your rights as a holder of debt securities. References in this prospectus to an “indenture” refer to the particular indenture under which we may issue a series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth specific terms relating to some or all of the following:

●	the offering price;

●	the title;

●	any limit on the aggregate principal amount;

●	the person who shall be entitled to receive interest, if other than the record holder on the record date;

●	the date the principal will be payable;

●	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

●	the place where payments may be made;

●	any mandatory or optional redemption provisions;

●	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

●	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

●	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

●	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

●	any conversion or exchange provisions;

●	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

●	whether the debt securities will be issuable in the form of a global security;

●	any subordination provisions, if different from those described below under “Subordination”;

●	any deletions of, or changes or additions to, the events of default or covenants; and

●	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary that we will identify in a prospectus supplement;

●	be deposited with the depositary or nominee or custodian; and

●	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

●	an event of default is continuing; or

●	the Company executes and delivers to the trustee an officers’ certificate stating that the global security is exchangeable.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

●	will not be entitled to have the debt securities registered in their names;

●	will not be entitled to physical delivery of certificated debt securities; and

●	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

●	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

●	the successor assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions are met.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series for 30 days when due;

(3)	failure to deposit any sinking fund payment when due;

(4)	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

(5)	our bankruptcy, insolvency or reorganization; and

(6)	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

Holders may, however, sue to enforce the payment of principal or interest on any debt security on or after the due date without following the procedures listed in (1) through (3) above.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the applicable trustee and we may make modifications and amendments to the indentures (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any amendment or waiver without the consent of the holder of each outstanding security of that series affected by the amendment or waiver if such amendment or waiver would, among other things:

●	change the amount of securities whose holders must consent to an amendment, supplement or waiver;

●	change the stated maturity of any debt security;

●	reduce the principal on any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

●	reduce the principal of an original issue discount security on acceleration of maturity;

●	reduce the rate of interest or extend the time for payment of interest on any debt security;

●	make a principal or interest payment on any debt security in any currency other than that stated in the debt security;

●	impair the right to enforce any payment after the stated maturity or redemption date;

●	waive any default or event of default in payment of the principal of, premium or interest on any debt security (except certain rescissions of acceleration); or

●	waive a redemption payment or modify any of the redemption provisions of any debt security;

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to provide for the assumption of our obligations to holders of any debt security in the case of a merger, consolidation, transfer or sale of all or substantially all of our assets;

●	to make any change that does not adversely affect the legal rights under the indenture of any such holder;

●	to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act; or

●	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee.

The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect:

●	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

●	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of certain covenants, including covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal and interest on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the law of the State of New York.

Regarding the Trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordination

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that holders of the notes may receive and retain (i) permitted junior securities and (ii) payments made from the trust described under “Satisfaction and Discharge; Defeasance”). Any subordinated debt securities also are effectively subordinated to all debt and other liabilities, including lease obligations, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution, except for certain payments made by the trust described under “Satisfaction and Discharge; Defeasance.” The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

●	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

●	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default (called a “payment blockage notice) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties under the indenture. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or other similar instrument or agreement;

(6) all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“permitted junior securities” means (i) equity interests in the Company; or (ii) debt securities of the Company that are subordinated to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than the notes are subordinated to senior indebtedness under the indenture.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

●	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

●	our indebtedness to any of our majority-owned subsidiaries; and

●	subordinated debt securities.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following information, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of any such the units that we may offer under this prospectus. While the information below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the general terms described below.

We will file the form of unit agreement, if any, between us and a unit agent that describes the terms and conditions of the series of units we are offering, and any supplemental agreements, concurrently with the filing of the applicable prospectus supplement under which such series of units are offered. This summary is subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

We may issue units comprising one or more of shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, under which a unit may be issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will describe in the applicable prospectus supplement the terms of the series of units.

The provisions described in this section, as well as those described under “Description of Share Capital” and “Description of Warrants” will apply to each unit and to any share or warrant included in each unit, respectively. We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to or through underwriters or dealers, and also may sell those securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers, or if indicated in a prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means. Underwriters may sell securities to or through dealers. Each prospectus supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of securities, the public offering price or prices of the securities and the proceeds from the sale of the securities.

The securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales made directly on the NASDAQ or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Any underwriters, dealers or agents to or through which securities other than our common shares are sold by us for public offering and sale may make a market in such securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market making at any time and without notice. No assurance can be given that a market for trading in securities of any series or issue will develop or as to the liquidity of any such market, whether or not such securities are listed on a securities exchange.

The place, time of delivery, and other terms of the offered securities will be described in the applicable prospectus supplement.

CERTAIN INCOME TAX CONSIDERATIONS

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated in this prospectus by reference.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Vcorp. Services as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Ogier, our counsel as to BVI law, that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in the BVI.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018, respectively, and for the years then ended which are incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of MaloneBailey, LLP, an independent registered public accounting firm, upon the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS

Certain matters as to U.S. federal law in connection with this offering will be passed upon for us by Schiff Hardin LLP. The validity of the shares and certain legal matters relating to the offering as to the BVI law will be passed upon for us by Ogier. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of applicable law.